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Exhibit 16.1

EXHIBIT 1 TO FORM 8-K

September 21, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 15, 2004, of GlobalSCAPE, Inc., and are in agreement with the statements contained in the first sentence of paragraph 1 and paragraph 2 therein, in its entirety. We have no basis to agree or disagree with other statements of the registrant contained therein.

                      /s/ ERNST & YOUNG LLP

                      ERNST & YOUNG LLP

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  Exhibit 16.1